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                                                                    Exhibit 10.6

                      Amendment dated April 30, 1998 to the
                          Harrah's Entertainment, Inc.
                  Executive Deferred Compensation Plan ("Plan")

      Pursuant to approval by the Human Resources Committee of the Harrah's Entertainment, Inc. Board of Directors, the following proviso is added after the second sentence of Section 2.17:

            "Provided, however, for a Participant who is age 50 or older upon termination of employment (or termination of salary continuation if salary continuation is given to such Participant) and who has or receives an executive employment agreement with the Company or with one of its subsidiaries, "Retirement" shall also mean involuntary termination without cause (as cause is defined in said employment agreement) on or after the date such Participant's combined age and years of credited service (which for this purpose includes any period of salary continuation) equals 65 or more."

      IN WITNESS WHEREOF, this Amendment has been executed as of this 30th day of April, 1998.

                                          Harrah's Entertainment, Inc.


                                          By:   /s/ Neil F. Barnhart
                                                ------------------------
                                          Title:  Vice President
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